[GRAPHIC OMITTED][NPS PHARMACEUTICALS LOGO]


For Immediate Release                    Contact: David L. Clark
                                                  Vice President, Operations
                                                  NPS Pharmaceuticals, Inc.
                                                  (801) 583-4939



                          NPS PHARMACEUTICALS ANNOUNCES
                       PROPOSED CONVERTIBLE DEBT OFFERING


     Salt Lake City, Utah -- June 11, 2003 -- NPS Pharmaceuticals, Inc. (Nasdaq:
NPSP) announced today that it proposes to offer a new issue of $125.0 million of Convertible Notes due 2008 through a Rule 144A offering to qualified institutional buyers. These notes will be convertible into NPS common stock at a price to be determined. The company has granted the initial purchasers of the Notes an option to purchase an additional $25.0 million principal amount of the Notes.

     The Notes and common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

     This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

      Cautionary Statement For The Purpose Of The "Safe Harbor" Provisions
             Of The Private Securities Litigation Reform Act Of 1995

     This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the

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forward-looking statements. Therefore, actual outcomes and results may differ materially from what is expressed herein. A description of those risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K for the most recent fiscal year and any amendments thereto, our Quarterly Reports on form 10-Q, and any Current Reports on Form 8-K. NPS is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise

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